CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A Nos. 33-7497 and 811-4765) of our report dated January 26, 2017 on the financial statements and financial highlights of Dreyfus New York AMT-Free Municipal Bond Fund (the “Fund”) included in the Fund’s annual report for the fiscal year ended November 30, 2016.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

March 22, 2017